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NEW ENGLAND ENERGY INCORPORATED
Balance Sheet
At June 30, 1999
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, Subject to Adjustment)
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ASSETS
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

Current assets:
     Cash          $ 0.3
     Temporary cash investment with affiliated company           0.9
     Prepaid expenses          0.3
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          Total current assets               1.5
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          Total assets               $ 1.5
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
     Accounts payable          $ 0.2
     Accounts payable - associated companies          0.1
     Accrued taxes           2.9
     Miscellaneous current and accrued liabilities          0.6
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               Total current liabilities          3.8
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Parent company's investment:
     Subordinated notes payable to parent          23.6
     Common stock, par value $1 per share, and
          other paid-in capital          0.3
     Accumulated deficit          (26.2)
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               Total parent company's investment          (2.3)
                         -----
               Total liabilities and parent company's investment          $
1.5
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